Exhibit 23.2(b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated February 18, 2000 relating to the December 31, 1999 consolidated financial statements of Jones Intercable, Inc., which report is included as an exhibit in this Form 10-K, into the Company's previously filed S-3 Registration Statement File No. 333-46736. It should be noted that we have not audited any financial statements of Jones Intercable, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen LLP


Denver, Colorado,
   March 28, 2002.